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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF SUN MEDIA CORPORATION

Name of Subsidiary (Jurisdiction of Incorporation)
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Bowes Publishers Limited (British Columbia)
Sun Media (Toronto) Corporation (British Columbia)
SMC Nomineeco Inc. (Ontario)
Le Courrier du Sud (1998) Inc. (Quebec)
3661458 Canada Inc. (Canada)
Toronto Sun International, Inc. (Delaware)
TS Printing, Inc. (Delaware)
Florida Sun Publications, Inc. (Delaware)
3351611 Canada Inc. (Canada)